UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 21, 2011
SCHLUMBERGER N.V.
(SCHLUMBERGER LIMITED)
(Exact name of registrant as specified in its charter)

Curaçao (State or other jurisdiction of incorporation)	1-4601 (Commission File Number)	52-0684746 (IRS Employer Identification No.)
42, rue Saint-Dominique, Paris, France 75007
5599 San Felipe, 17th Floor, Houston, Texas 77056
Parkstraat 83, The Hague, The Netherlands 2514 JG
(Addresses of principal executive offices and zip or postal codes)
Registrant’s telephone number in the United States, including area code: (713) 513-2000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
     As previously disclosed, Schlumberger Limited (“Schlumberger” or the “Company”) will change its reporting segments beginning with its quarter ending March 31, 2011. On a Form 8-K furnished to the Securities and Exchange Commission on December 9, 2010, Schlumberger provided unaudited pro forma historical consolidated financial information (“Pro Forma Information”) on the basis of the new reporting structure, giving effect to the acquisitions of Smith International, Inc. (“Smith”) and Geoservices as if they had occurred on January 1, 2008. Schlumberger is furnishing this Form 8-K to reflect 2010 Fourth Quarter and Full Year information in the Pro Forma Information.
     Background
     Schlumberger currently reports its results on the basis of two business segments, Oilfield Services and WesternGeco, and by geographical areas within Oilfield Services. As a result of the recent acquisitions of Smith and Geoservices, Schlumberger will change its primary reporting to product group segments (the “Groups”), effective with the first quarter of 2011. The Company will also continue to report its results on a geographical basis.
     The Groups are as follows:
•	Reservoir Characterization Group: This group will consist of the principal Technologies involved in the finding and defining of hydrocarbon deposits. These include WesternGeco, Wireline, Well Testing, Schlumberger Information Services, and Data & Consulting Services.

•	Drilling Group: This group will be comprised of Bits & Advanced Technologies, M-I SWACO, Geoservices, Drilling & Measurements, PathFinder, Drilling Tools & Remedial Services, Dynamic Pressure Management and IPM well construction projects.

•	Reservoir Production Group: Includes Well Services, Completions and Artificial Lift Technologies together with Subsea and Water and Carbon Services activities, and the production activities of IPM.
     The Groups will collectively be referred to as “Oilfield Services.” Additionally, Schlumberger will also report the distribution business acquired in the Smith transaction as a separate segment.
     The Pro Forma Information is based on the historical consolidated statements of income of Schlumberger, Smith and Geoservices. The Pro Forma Information has been adjusted to reflect pro forma events that are directly attributable to the transactions and factually supportable. As such, the Pro Forma Information does not reflect any cost savings, operating synergies or revenue enhancements that the combined companies may achieve as a result of the transactions, the costs to integrate the operations of Schlumberger, Smith and Geoservices, or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.
     The Pro Forma Information has been presented for informational purposes only and is not necessarily indicative of what the combined companies’ results of operations would have been had the transactions actually been completed as of January 1, 2008. In addition, the Pro Forma Information does not purport to project the future operating results of the combined companies.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits
     The exhibit listed below is furnished pursuant to Item 9.01 of this Form 8-K.
99.1	Unaudited Pro Forma Historical Consolidated Financial Information.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)
By:	/s/ Howard Guild
Howard Guild
Chief Accounting Officer

Date: January 21, 2011